Exhibit 99.1
JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1) AND POWER OF ATTORNEY

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G with respect to their ownership of the class B ordinary shares of QIWI plc (the “Ordinary Shares”) and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

The undersigned hereby severally constitute and appoint Doxa Pericleous and Rena David and each of them singly, our true and lawful attorneys, with full power to them, and each of them to sign for us, and in our names and in the capacities indicated below, the Schedule 13G relating to the Ordinary Shares beneficially owned by us and any and all amendments thereto filed or to be filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Schedule 13G and any and all amendments thereto.

This Power of Attorney shall remain in full force and effect until each of the undersigned who are giving this Power of Attorney are no longer required to file a Schedule 13G or any amendments thereto with respect to the undersigneds’ beneficial ownership of the Ordinary Shares of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February 2013.

E1 Limited

By:	/s/ Doxa Pericleous
Doxa Pericleous
Director

Boris Kim

By:	/s/ Boris Kim
Boris Kim

Gennady Babkin

By:	/s/ Gennady Babkin
Gennady Babkin